UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2019
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Sun BioPharma, Inc. (the “Company”) was held on May 21, 2019. The final results of the shareholder vote on each proposal brought before the Annual Meeting were as follows:

Proposal No. 1 - Election of class III director	For	Withhold	Broker Non-Votes
Jeffrey Mathiesen	3,446,445	32,368	193,601

	For	Against	Abstain	Broker Non-Votes
Proposal No. 2 - Ratification of the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	3,671,843	-	571	-

	For	Against	Abstain	Broker Non-Votes
Proposal No. 3 - Advisory vote to approve the compensation of the Company’s executive officers	3,438,974	8,216	31,623	193,601

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Proposal No. 4 - Advisory vote to approve the frequency of future advisory votes to approve the compensation of the Company’s executive officers	1,657,765	1,659,453	132,574	29,021	222,622

After considering the voting results for Proposal No. 4 and the recommendation of its Compensation Committee in light of the same, the Board of Directors has determined that the Company will include a shareholder vote on executive compensation in its proxy materials every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: May 24, 2019	By /s/ Susan Horvath
Susan Horvath
Chief Financial Officer